CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-234803 and 333-232491 on Form S-8 of our report dated March 2, 2020, relating to the consolidated financial statements of BridgeBio Pharma, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

DELOITTE & TOUCHE LLP

San Francisco, California

March 2, 2020